                          AGREEMENT AND PLAN OF MERGER


                                  by and among


                             THE VANTIVE CORPORATION
                             a Delaware corporation,


                         IGLOO ACQUISITION CORPORATION,
                    a Delaware corporation and a wholly-owned
                      subsidiary of The Vantive Corporation


                                       and


                       INNOVATIVE COMPUTER CONCEPTS, INC.
                             a Delaware corporation,









                           Dated as of August 13, 1997

                                TABLE OF CONTENTS


                                                                                          Page
                                                                                          ----
ARTICLE I             THE MERGER...........................................................  1
        Section 1.1   The Merger...........................................................  1
        Section 1.2   Closing; Effective Time of the Merger................................  1
        Section 1.3   Effects of Merger....................................................  2
        Section 1.4   Directors and Officers...............................................  2

ARTICLE II            CONVERSION OF SECURITIES.............................................  2
        Section 2.1   Conversion of Capital Stock..........................................  2
        Section 2.2   Exchange of Certificates.............................................  4
        Section 2.3   Escrow...............................................................  6

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF TARGET....................................  7
        Section 3.1   Organization, Standing and Power; Qualification;
                      Subsidiaries.........................................................  7
        Section 3.2   Target Capital Structure.............................................  7
        Section 3.3   Authority............................................................  8
        Section 3.4   Financial Statements.................................................  9
        Section 3.5   Absence of Liabilities...............................................  9
        Section 3.6   Accounts Receivable..................................................  9
        Section 3.7   Inventory............................................................ 10
        Section 3.8   Absence of Certain Changes or Events................................. 10
        Section 3.9   Taxes................................................................ 11
        Section 3.10  Tangible Assets and Real Property.................................... 12
        Section 3.11  Intellectual Property................................................ 13
        Section 3.12  Bank Accounts........................................................ 15
        Section 3.13  Contracts............................................................ 15
        Section 3.14  Labor Difficulties................................................... 16
        Section 3.15  Trade Regulation..................................................... 16
        Section 3.16  Environmental Matters................................................ 17
        Section 3.17  Employee Benefit Plans............................................... 17
        Section 3.18  Compliance with Laws................................................. 18
        Section 3.19  Employees and Consultants............................................ 18
        Section 3.20  Litigation........................................................... 18
        Section 3.21  Restrictions on Business Activities.................................. 19
        Section 3.22  Governmental Authorization........................................... 19
        Section 3.23  Insurance............................................................ 19
        Section 3.24  Indemnification Claims............................................... 19
        Section 3.25  No Brokers........................................................... 19
        Section 3.26  Real Property Holding Corporation.................................... 20
        Section 3.27  Certain Documents.................................................... 20
        Section 3.28  Payments Resulting from Mergers...................................... 20
        Section 3.29  No Misrepresentation................................................. 20

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF BUYER
               AND SUB..................................................................... 20
        Section 4.1   Organization......................................................... 20
        Section 4.2   Buyer Capital Structure.............................................. 21
        Section 4.3   Authority; No Conflict; Required Filings and Consents................ 21
        Section 4.4   SEC Filings; Financial Statements.................................... 23
        Section 4.5   Absence of Undisclosed Liabilities................................... 23
        Section 4.6   Absence of Certain Changes or Events................................. 24
        Section 4.7   Interim Operations of Sub............................................ 24
        Section 4.8   Litigation........................................................... 24

ARTICLE V             CONDUCT OF BUSINESS.................................................. 24
        Section 5.1   Covenants of Target.................................................. 24
        Section 5.2   Cooperation.......................................................... 27

ARTICLE VI     ADDITIONAL AGREEMENTS....................................................... 27
        Section 6.1   No Solicitation...................................................... 27
        Section 6.2   Approval of Stockholders............................................. 27
        Section 6.3   Consents............................................................. 28
        Section 6.4   Access to Information................................................ 28
        Section 6.5   Legal Conditions to Merger........................................... 28
        Section 6.6   Public Disclosure.................................................... 28
        Section 6.7   Tax-Free Reorganization.............................................. 29
        Section 6.8   Affiliate Agreements................................................. 29
        Section 6.9   Additional Agreements; Reasonable Efforts............................ 29
        Section 6.10  Stock Options........................................................ 29
        Section 6.11  Registration......................................................... 31
        Section 6.12  Expenses............................................................. 31
        Section 6.13  Employee Arrangements................................................ 31
        Section 6.14  Voting Agreements.................................................... 31
        Section 6.15  Notification of Certain Matters...................................... 32
        Section 6.16  Repayment of Indebtedness............................................ 32

ARTICLE VII           CONDITIONS TO MERGER................................................. 32
        Section 7.1   Conditions to Each Party's Obligation to Effect the Merger........... 32
        Section 7.2   Additional Conditions to Obligations of Buyer and Sub................ 32
        Section 7.3   Additional Conditions to Obligations of Target....................... 34

ARTICLE VIII          TERMINATION AND AMENDMENT............................................ 34
        Section 8.1   Termination.......................................................... 34
        Section 8.2   Effect of Termination................................................ 35
        Section 8.3   Fees and Expenses.................................................... 35
        Section 8.4   Amendment............................................................ 36
        Section 8.5   Extension; Waiver.................................................... 36

ARTICLE IX     ESCROW AND INDEMNIFICATION.................................................. 37
        Section 9.1   Survival of Representations, Warranties, Covenants and
                      Agreements........................................................... 37
        Section 9.2   Indemnification by Target Stockholders............................... 37
        Section 9.3   Procedures for Indemnification....................................... 38
        Section 9.4   Defense of Third Party Claims........................................ 38
        Section 9.5   Settlement of Third Party Claims..................................... 39
        Section 9.6   Tax Claims........................................................... 39
        Section 9.7   Deposit of Escrow Shares; Release from Escrow........................ 40
        Section 9.8   Resolution of Indemnification Claim; Transfer of Escrow
                      Shares............................................................... 41
        Section 9.9   Escrow Expenses...................................................... 43
        Section 9.10  Stockholder Representative........................................... 43
        Section 9.11  Sole Remedy.......................................................... 44

ARTICLE X             GENERAL PROVISIONS................................................... 44
        Section 10.1  Notices.............................................................. 44
        Section 10.2  Interpretation....................................................... 46
        Section 10.3  Counterparts......................................................... 47
        Section 10.4  Severability......................................................... 47
        Section 10.5  Nonsurvival of Representations, Warranties and
                      Agreements........................................................... 47
        Section 10.6  Entire Agreement..................................................... 47
        Section 10.7  Governing Law........................................................ 47
        Section 10.8  Assignment........................................................... 47
        Section 10.9  Third Party Beneficiary.............................................. 48


Annexes
-------
Annex 6.8        Affiliate Agreement(s)
Annex 6.11       Declaration of Registration Rights
Annex 6.13       Schedule of Option Grants
Annex 6.14       Voting Agreements
Annex 7.2(e)     Confidentiality and Inventions Assignment Agreement
Annex 7.2(f)     Non Competition and Non Solicitation Agreement
Annex 7.2(g)     Optionee Agreement

                          AGREEMENT AND PLAN OF MERGER


        AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of August 13, 1997, by and among The Vantive Corporation, a Delaware corporation ("Buyer"), Igloo Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Buyer ("Sub"), and Innovative Computer Concepts, Inc., a Delaware corporation ("Target").

        WHEREAS, the Boards of Directors of Buyer, Sub and Target deem it advisable and in the best interests of each corporation and its respective stockholders that Buyer and Target combine in order to advance the long-term business interests of Buyer and Target;

        WHEREAS, the combination of Buyer and Target shall be effected by the terms of this Agreement through a transaction in which Sub will merge with and into Target, Target will become a wholly-owned subsidiary of Buyer and the Target stockholders will become stockholders of Buyer; and

        WHEREAS, for federal income tax purposes, the parties to this Agreement intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code"), and that the merger of Sub with and into Target shall qualify as a reorganization within the meaning of Section 368(a) of the Code.

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:


                                    ARTICLE I

                                   THE MERGER

        Section 1.1 The Merger. Subject to the provisions of this Agreement and in accordance with the Delaware General Corporation Law, Sub shall be merged with and into Target (the "Merger"). As a result of the Merger, the outstanding shares of capital stock of Sub and Target shall be converted or canceled in the manner provided in Article II of this Agreement; the separate corporate existence of Sub shall cease; and Target shall be the surviving corporation in the Merger and shall become a subsidiary of Buyer (the "Surviving Corporation").

        Section 1.2 Closing; Effective Time of the Merger. The closing of the Merger (the "Closing") will take place at 10:00 a.m., California time, on a date to be specified by Buyer and Target (the "Closing Date"), which shall be no later than the second business day after satisfaction of all conditions set forth in Sections 7.1, 7.2(b) (other than the delivery of the officers' certificate referred to therein) and 7.3(b) (other than the delivery of the officers' certificate referred to therein), at the offices of Gray Cary Ware & Freidenrich, A Professional Corporation, 400 Hamilton Avenue, Palo Alto, CA 94301, unless another date or place is agreed to in writing by Buyer and Target. On the Closing Date, a certificate of merger in accordance with Section 251 (and other applicable provisions) of the Delaware General Corporation Law (the Certificate of Merger") shall be duly signed by the Surviving Corporation and shall be filed with the Secretary of State of the State of Delaware (the "Secretary of State"). The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State (the date and time of such filing being referred to herein as the "Effective Time").

        Section 1.3   Effects of Merger.

               (a) At the Effective Time: (i) the separate existence of Sub shall cease and Sub shall be merged with and into Target (Sub and Target are sometimes referred to herein as the "Constituent Corporations;" (ii) the Certificate of Incorporation of Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation; and (iii) the Bylaws of Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

               (b) From and after the Effective Time, (i) the Surviving Corporation shall possess all the rights, privileges, immunities, powers and purposes of each of the Constituent Corporations; (ii) all the property, real and personal, including subscriptions to shares, causes of action and every other asset of each of the Constituent Corporations, shall vest in the Surviving Corporation without further act or deed; (iii) the Surviving Corporation shall assume and be liable for all the liabilities, obligations and penalties of each of the Constituent Corporations; and (iv) the Merger shall have the further effects set forth in this Agreement and in the Delaware General Corporation Law.

        Section 1.4 Directors and Officers. The directors and officers of Sub immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, and shall hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, in each case until their respective successors are duly elected or appointed.

                                   ARTICLE II

                 CONVERSION OF SECURITIES; MERGER CONSIDERATION

        Section 2.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of common stock, par value $.01 per share, of Target ("Target Common Stock") or capital stock of Sub:

               (a) Capital Stock of Sub. Each issued and outstanding share of the capital stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

               (b) Cancellation of Buyer-Owned Stock. All shares of Target Common Stock owned by Target as treasury shares or by Buyer, Sub or any other wholly-owned subsidiary of Buyer shall be canceled and retired and shall cease to exist, and no stock of Buyer or other consideration shall be delivered in exchange therefor.

               (c) Conversion of Target Stock. Subject to Section 2.2, each issued and outstanding share of Target Common Stock (other than shares to be canceled in accordance with Section 2.1(b) and Dissenting Shares as defined below) shall be converted automatically into the right to receive a number of shares of fully paid and nonassessable common stock, $.001 par value, of Buyer ("Buyer Common Stock") equal to the Conversion Number (as defined below). For purposes of this Agreement:

                   (i) "Conversion Number" shall be the fraction (A) having a numerator equal to the Aggregate Shares of Buyer Stock (as defined below) and
(B) having a denominator equal to the sum of the number of shares of Target Common Stock issued and outstanding immediately prior to the Effective Time plus the number of shares of Common Stock issuable upon the exercise or conversion of all other securities issued by the Target that are outstanding immediately prior to the Effective Time (including, but not limited to, the Target Options (as defined below)).

                   (ii) "Aggregate Shares of Buyer Stock" shall be that number of shares of Buyer Common Stock determined by dividing (A) Twenty Million Dollars ($20,000,000) minus the sum of (x) the amount of any indebtedness owed by Target to Buyer on the Closing Date and (y) the amount by which the liabilities (other than deferred revenue and indebtedness owed by Target to Buyer) on the balance sheet of Target as of the Closing Date exceed $600,000, by
(B) the average of the closing sale prices of a share of Buyer Common Stock as reported on the Nasdaq National Market ("NNM") for each of the five (5) consecutive trading days ending on the trading day preceding the date of this Agreement.

All such shares of Target Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Buyer Common Stock and any cash in lieu of fractional shares of Buyer Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.2, without interest.

               (d) Target Options. At the Effective Time, all then outstanding options to purchase Target Common Stock ("Target Options") will be assumed by Buyer in accordance with Section 6.10.

               (e) Dissenting Shares.

                   (i) Notwithstanding any provision of this Agreement to the contrary, each outstanding share of Target Common Stock held by a holder seeking payment of the fair value of such shares pursuant to Section 262 or other applicable provisions of the Delaware General Corporation Law (including any holder who has not assented to the Merger and has filed written objection or notice of election to dissent with respect to the Merger), who has not effectively withdrawn or lost the right to payment of fair value (a "Dissenting Share"), shall not be converted into or represent a right to receive shares of Buyer Common Stock pursuant to this
Article II, but the holder thereof shall be entitled only to such rights as are granted by the applicable provisions of the Delaware General Corporation Law; provided, however, that each Dissenting Share held by a person at the Effective Time who shall, after the Effective Time, withdraw such demand for payment of fair value or lose the right to payment of fair value, in either case pursuant to the Delaware General Corporation Law, shall be deemed to be converted, as of the Effective Time, into the right to receive shares of Buyer Common Stock pursuant to this Article II.

                   (ii) Target shall give Buyer (A) prompt notice and copies of all written demands for payment of fair value, withdrawals of demands for payment of fair value and other instruments received by Target relating to demands for payment of fair value received by Target and (B) the opportunity to direct all negotiations and proceedings with respect to demands for payment of fair value under the Delaware General Corporation Law. Target will not voluntarily make any payment with respect to any demands for payment of fair value and will not, except with the prior written consent of Buyer, settle or offer to settle any such demands.

               (f) Certificate Legends. The shares of Buyer Common Stock to be issued pursuant to this Article II shall not have been registered and shall be characterized as "restricted securities" under the federal securities laws, and under such laws such shares may be resold without registration under the Securities Act of 1933, as amended (the "Securities Act"), only in certain limited circumstances. Each certificate evidencing shares of Buyer Common Stock to be issued pursuant to this Article II shall bear the following legend:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT OR AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

        Section 2.2 Exchange of Certificates. The procedures for exchanging outstanding shares of Target Common Stock for Buyer Common Stock pursuant to the Merger are as follows:

               (a) Exchange Agent. Promptly after the Effective Time, Buyer shall deposit with an exchange agent designated by Buyer (the "Exchange Agent"), for the benefit of the holders of shares of Target Common Stock, for exchange in accordance with this Section 2.2, through the Exchange Agent, certificates representing the shares of Buyer Common Stock issuable pursuant to Section 2.1, less the Escrow Shares, as defined in
Section 2.3. The shares of Buyer Common Stock deposited with the Exchange Agent, together with any dividends or distributions with respect thereto, hereinafter shall be referred to as the "Exchange Fund".

               (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate that immediately prior to the Effective Time represented outstanding shares of Target Common Stock ("Target Certificate") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Target Certificates shall pass, only upon delivery of the Target Certificates to the Exchange Agent and shall be in such form and have such other provisions as Buyer and Target may reasonably specify) and (ii) instructions for use in effecting the surrender of the Target Certificates in exchange for certificates representing shares of Buyer Common Stock ("Buyer Certificates"). Upon surrender of a Target Certificate for cancellation to the Exchange Agent (or such other agent or agents as may be appointed by Buyer), together with a duly executed letter of transmittal, the holder of such Target Certificate shall be entitled to receive in exchange therefor a Buyer Certificate representing that number of whole shares of Buyer Common Stock which such holder has the right to receive pursuant to the provisions of Section 2.1, less such holder's pro rata portion of the Escrow Shares, as defined in Section 2.3, and the Target Certificate so surrendered shall immediately be canceled. In the event of a transfer of ownership of Target Common Stock which is not registered in the transfer records of Target, a Buyer Certificate representing the proper number of shares of Buyer Common Stock may be issued to a transferee if the Target Certificate representing such Target Common Stock is presented to the Exchange Agent, accompanied by all documents reasonably required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Target Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a Buyer Certificate as contemplated by this Agreement.

               (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Buyer Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Target Certificate with respect to the shares of Buyer Common Stock represented thereby until the holder of record of such Target Certificate shall surrender such Target Certificate. Subject to the effect of applicable laws, following surrender of any such Target Certificate, there shall be paid to the record holder of the Buyer Certificates issued in exchange therefor, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of Buyer Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Buyer Common Stock.

               (d) No Further Ownership Rights in Target Common Stock. All shares of Buyer Common Stock issued upon the surrender for exchange of shares of Target Common Stock in accordance with the terms hereof (including any cash paid pursuant to subsection (c) of this Section 2.2 and the Escrow Shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Target Common Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Target Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Target Certificates are presented to Buyer or the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.2.

               (e) No Fractional Shares. No certificate or scrip representing fractional shares of Buyer Common Stock shall be issued upon the surrender for exchange of Target Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Buyer. Notwithstanding any other provision of this Agreement, the number of shares to be issued to each holder of shares of Target Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Buyer Common Stock (after taking into account all Target Certificates delivered by such holder) shall be rounded up to the nearest whole share.

               (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the stockholders of Target one year after the Effective Time shall be delivered to Buyer, upon demand, and any stockholders of Target who have not previously complied with this Section 2.2 shall thereafter look only to Buyer for payment of their claim for Buyer Common Stock and any dividends or distributions with respect to Buyer Common Stock.

               (g) No Liability. Neither Buyer nor Target shall be liable to any holder of shares of Target Common Stock or Buyer Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

        Section 2.3 Escrow. At the Closing, Buyer will deduct from the number of shares of Buyer Common Stock deliverable to the stockholders of Target pursuant to Section 2.1, and will deposit into escrow (the "Escrow") certificates representing twenty-five percent (25%) of the shares of the Buyer Common Stock issuable to the stockholders of Target in the Merger on a pro rata basis. Upon the exercise of any Target Options between the Effective Time and the expiration of the Escrow Period (as defined in Section 9.7(c)), twenty-five percent (25%) of the shares of Buyer Common Stock issued upon such exercise shall be added to and deposited in the Escrow. Further, upon the expiration of the Escrow Period, any Target Options not so exercised as of such date shall be adjusted in accordance with Section 6.10(a). All such shares of Target Common Stock deposited in Escrow ("Escrow Shares") shall be held by Gray Cary Ware & Freidenrich, A Professional Corporation (the "Escrow Agent"), in accordance with and subject to the provisions of Article IX of this Agreement.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF TARGET

        Except as set forth in the disclosure schedule (which disclosure schedule shall be organized into numbered sections corresponding with the section numbers of this Agreement) delivered by Target to Buyer on or before the date of this Agreement and attached hereto (the "Target Disclosure Schedule"), Target represents and warrants to Buyer as follows:

        Section 3.1 Organization, Standing and Power; Qualification; Subsidiaries. Target is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; has all requisite corporate power to own, lease and operate its properties and to carry on its business as currently being conducted and as currently proposed to be conducted; is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a material adverse effect on the business, assets (including intangible assets), properties, liabilities (contingent or otherwise), financial condition, operations, or results of operation (a "Material Adverse Effect") of Target; and Target does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity. Target has delivered true and correct copies of the Certificate of Incorporation and Bylaws of Target, each as amended to date, to Buyer. Target is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

        Section 3.2   Target Capital Structure.

               (a) The authorized capital stock of Target consists of 6,000,000 shares of Target Common Stock of which 4,891,448 shares of Target Common Stock are issued and outstanding and are held of record by those persons set forth in
Section 3.2 of the Target Disclosure Schedule (which list sets forth the amount of Target Common Stock held by each such person). All outstanding shares of Target Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, were issued in compliance with state and federal securities laws, and are subject to no preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation or Bylaws of Target or any agreement to which Target is a party or by which it is bound.

               (b) Except as set forth in Section 3.2(a) or Section 3.2 of the Target Disclosure Schedule, there are (i) no equity securities of any class of Target or any securities exchangeable into or exercisable for such equity securities issued, reserved for issuance, or outstanding and (ii) no outstanding subscriptions, options, warrants, puts, calls, rights, or other commitments or agreements of any character to which Target is a party or by which it is bound obligating Target to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any equity securities of Target or obligating Target to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. Section 3.2 of the

Target Disclosure Schedule sets forth the names of all holders of Target Options, together with the number of shares of Target capital stock for which each such option may be exercised, and the exercise price and vesting schedule (including acceleration provisions, if any) for each such option. There are no contracts, commitments or agreements relating to voting, purchase or sale of Target capital stock (i) between or among Target and any of its stockholders or Target Option holders or (ii) to the best of Target's knowledge, between or among any Target stockholders or Target Option holders.

        Section 3.3   Authority.

               (a) Target has all requisite corporate power and authority to enter into this Agreement and the other documents required to be executed and delivered by Target hereunder (collectively, the "Target Transaction Documents") and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Target Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Target. This Agreement and the other Target Transaction Documents have been duly executed and delivered by Target and constitute the valid and binding obligations of Target, enforceable against Target in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and general principles of equity.

               (b) The execution and delivery by Target of this Agreement and the other Target Transaction Documents do not, and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with, or result in any violation or breach of any provision of the Certificate of Incorporation or Bylaws of Target, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default under, or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any benefit under any note, mortgage, indenture, lease, contract or other agreement or obligation to which Target is a party or by which Target or any of its properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any of its properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not be reasonably likely to have a Material Adverse Effect on Target or to interfere with the consummation by Target of its obligations under this Agreement and the other Target Transaction Documents.

               (c) The outstanding shares of Target Common Stock are the only shares of Target capital stock entitled to vote with respect to the Merger, and the approval of this Agreement by the holders of a majority of the issued and outstanding shares of Target Common Stock is the only approval of Target stockholders required for the consummation of the Merger, no other class vote of any series or class of Target capital stock being required. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity (as defined in Section 10.2) is required by or with respect to Target in connection with the execution and delivery of this Agreement or the other Target Transaction

Documents or the consummation of the transactions contemplated hereby or thereby except for (i) the filing of the Delaware Certificate of Merger in accordance with the Delaware General Corporation Law, (ii) items described in Section 3.3 of the Target Disclosure Schedule, and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely to have a Material Adverse Effect on Target or materially and adversely affect the ability of Target to consummate the transactions contemplated by this Agreement in accordance with its terms.

        Section 3.4 Financial Statements. Target has delivered to Buyer copies of Target's unaudited financial statements (balance sheet, income statement and statement of cash flows) for the years ended December 31, 1994, 1995 and 1996 and unaudited interim financial statements as at, and for the six-month period ended, June 30, 1997 (collectively, the "Target Financial Statements"). The Target Financial Statements were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, except for the absence of required footnotes. The Target Financial Statements present fairly in all material respects the financial position of Target as of the respective dates and the results of Target's operations and cash flows for the periods indicated, except that the interim Target Financial Statements are subject to normal and recurring year-end audit adjustments which will not be material in amount. Target maintains a standard system of accounting established and administered in accordance with GAAP.

        Section 3.5 Absence of Liabilities. Target does not have any liabilities, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, except for (i) the deferred revenue reflected on Target's balance sheet as of June 30, 1997 ("Target Balance Sheet"), (ii) the indebtedness of Target to Buyer pursuant to that certain Loan Agreement dated July 24, 1997,
(iii) loans payable to the security holders of Target listed in Section 3.5 of the Target Disclosure Schedule and (iv) other liabilities listed in Section 3.5 of the Target Disclosure Schedule.

        Section 3.6 Accounts Receivable. The accounts receivable shown on the Target Balance Sheet arose in the ordinary course of business and have been collected or are reasonably expected to be collectible in the book amounts thereof, less an amount not in excess of the allowance for doubtful accounts and returns provided for in the Target Balance Sheet. The accounts receivable of Target arising after the date of the Target Balance Sheet and prior to the Closing Date arose, or will arise, in the ordinary course of business and have been collected or will be collectible in the book amounts thereof, less allowances for doubtful accounts and returns determined in accordance with the past practices of Target. Except as set forth in Section 3.6 of the Target Disclosure Schedule, none of such accounts receivables is subject to any valid and material claim of offset or recoupment or counterclaim, and Target has no knowledge of any specific facts that would be likely to give rise to any such claim; no material amount of such accounts receivable are contingent upon the performance by Target of any obligation; and no agreement for deduction or discount has been made with respect to any such accounts receivable.

        Section 3.7   Inventory.  Target has no inventory.

        Section 3.8 Absence of Certain Changes or Events. Except as set forth in
Section 3.8 of the Target Disclosure Schedule, and except as reflected in the Target Financial Statements, since June 30, 1997, Target has conducted its business in the ordinary course and in a manner consistent with past practices, and has not:

               (a) to its knowledge, suffered any event or occurrence that has had or could reasonably be expected to have a Material Adverse Effect on Target;

               (b) suffered any damage, destruction or loss, whether covered by insurance or not, adversely affecting its properties or business;

               (c) granted any increase in the compensation payable or to become payable by Target to its officers or employees;

               (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of its capital stock or declared any direct or indirect redemption, retirement, purchase or other acquisition of such shares;

               (e) issued any shares of its capital stock or any warrants, rights, or options for, or entered into any commitment relating to such capital stock except for exercises and conversions of employee stock options.

               (f) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates;

               (g) sold, leased, abandoned or otherwise disposed of any real property or machinery, equipment or other operating property;

               (h) sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright), invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other material intangible asset, except for non-exclusive licenses which were granted in the ordinary course of business and in a manner consistent with past practices;

               (i) entered into any material commitment or transaction (including without limitation any borrowing or capital expenditure);

               (j) incurred any liability, except in the ordinary course of business and consistent with past practice;

               (k) permitted or allowed any of its property or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind, except for liens for current taxes not yet due and purchase money security interests incurred in the ordinary course of business;

               (l) made any capital expenditure or commitment for additions to property, plant or equipment individually in excess of ten thousand dollars ($10,000) or in the aggregate in excess of forty thousand dollars ($40,000);

               (m) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with any of its officers, directors or stockholders or any affiliate of any of the foregoing, other than employee compensation and benefits and reimbursement of employment related business expenses incurred in the ordinary course of business;

               (n) agreed to take any action described in this Section 3.8 or which to its knowledge would constitute a breach of any of the representations or warranties of Target contained in this Agreement; or

               (o) taken any other action that would have required the consent of Buyer pursuant to Section 5.1 of this Agreement (and which has not been obtained) had such action occurred after the date of this Agreement.

        Section 3.9 Taxes. As used in this Agreement, the terms "Tax" and, collectively, "Taxes" mean any and all federal, state and local taxes of any country, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

               (a) Target has prepared and timely filed all returns, estimates, information statements and reports required to be filed prior to the Closing Date with any taxing authority ("Returns") relating to any and all Taxes concerning or attributable to Target or its operations, and such Returns are true and correct in all material respects.

               (b) Target, as of the Closing Date: (i) will have paid all Taxes shown to be payable on such Returns covered by Section 3.9(a) and (ii) will have withheld with respect to its employees all Taxes required to be withheld.

               (c) There is no Tax deficiency outstanding or assessed or, to the best of Target's knowledge, proposed against Target that is not reflected as a liability on the Target Balance Sheet nor has Target executed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax.

               (d) Target has no material liabilities for unpaid Taxes that have not been accrued for or reserved on the Target Balance Sheet, whether asserted or unasserted, contingent or otherwise.

               (e) Target is not a party to any tax-sharing agreement or similar arrangement with any other party, or any contractual obligation to pay any Tax obligations of, or with respect to any transaction relating to, any other person or to indemnify any other person with respect to any Tax.

               (f) Section 3.9 of the Target Disclosure Schedule sets forth the date or dates through which the Internal Revenue Service ("IRS") has examined the federal tax returns of Target and the date or dates through which any foreign, state, local or other taxing authority has examined any other tax returns of Target. Section 3.9 of the Target Disclosure Schedule also contains a complete list of each year for which any federal, state, local or foreign tax authority has obtained or has requested an extension of the statute of limitations from Target and lists each tax case of Target currently pending in audit, at the administrative appeals level or in litigation. Section 3.9 of the Target Disclosure Schedule further lists the date and issuing authority of each statutory notice of deficiency, notice of proposed assessment and revenue agent's report issued to Target within the last twelve (12) months. Except as set forth in Section 3.9 of the Target Disclosure Schedule, neither the IRS nor any foreign, state, local or other taxing authority has, since Target's inception, examined or is in the process of examining any federal, foreign, state, local or other tax returns of Target. To the knowledge of Target, neither the IRS nor any foreign, state, local or other taxing authority is now asserting or threatening to assert any deficiency or claim for additional taxes (or interest thereon or penalties in connection therewith) except as set forth on
Section 3.9 of the Target Disclosure Schedule.

        Section 3.10  Tangible Assets and Real Property.

               (a) Target owns or leases all tangible assets and properties which are necessary for the conduct of its business as currently conducted or which are reflected on the Target Balance Sheet or acquired since the date of the Target Balance Sheet ("Material Tangible Assets"). The Material Tangible Assets are in good operating condition and repair.

               (b) Target has good and marketable title to all Material Tangible Assets that it owns, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except for liens for current taxes not yet due and payable and purchase money security interests.

               (c) Assuming the due execution and delivery thereof by the other parties thereto, all leases of Material Tangible Assets to which Target is a party are in full force and effect and are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy laws and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law. True and correct copies of all such leases have been provided to Buyer.

               (d) Target owns no real property. The Target Disclosure Schedule sets forth a true and complete list of all real property leased by Target. Assuming the due execution and delivery thereof by the other parties thereto, all such real property leases are in full force and effect and are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy laws and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law. True and correct copies all such of real property leases have been provided to Buyer.

        Section 3.11  Intellectual Property.

               (a) Target owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and mask works, and any applications for and registrations of such patents, trademarks, trade names, service marks, copyrights and mask works, and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or materials that are necessary to conduct the business of Target as currently conducted or as currently planned to be conducted with respect to both the current version and the version currently under development by Target of Target's procurement and materials management software known as "Pinnacle" (all of which are referred to as the "Target Intellectual Property Rights").

               (b) Section 3.11 of the Target Disclosure Schedule contains an accurate and complete description of (i) all patents and patent applications and all registered trademarks, trade names, service marks and copyrights included in the Target Intellectual Property Rights, including the jurisdictions in which each such Target Intellectual Property Right has been issued or registered or in which any such application for such issuance and registration has been filed,
(ii) all licenses, sublicenses, distribution agreements and other agreements to which Target is a party and pursuant to which any person is granted rights with respect to any Target Intellectual Property Rights or has the right to manufacture, reproduce, market or exploit any product of Target (a "Target Product") or any adaptation, translation or derivative work based on any Target Product or any portion thereof, (iii) all licenses, sublicenses and other agreements to which Target is a party and pursuant to which Target is authorized to use any third party technology, trade secret, know-how, process, patent, trademark or copyright, including software ("Licensed Intellectual Property"), except for freely transferable "shrink wrap" software for which no royalties are currently owed or in the future may be owed, (iv) all joint development agreements to which Target is a party, and (v) all agreements with Governmental Entities or other third parties pursuant to which Target has obtained funding for research and development activities.

               (c) Target is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Target Intellectual Property Rights or Licensed Intellectual Property.

               (d) Target (i) has not received notice that it has been sued in any suit, action or proceeding which involves a claim of infringement of any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party; (ii) has no knowledge that the manufacturing, marketing, licensing or sale of any Target Product (including the current version and the version currently under development by Target of Target's software known as "Pinnacle") or the provision of services in the course of Target's business infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party; and (iii) has no knowledge of any claim challenging or questioning the validity or effectiveness of any license or agreement relating to any Target Intellectual Property Rights or Licensed Intellectual Property.

               (e) All designs, drawings, specifications, source code, object code, documentation, flow charts and diagrams incorporating, embodying or reflecting any Target Product (including the current version and the version currently under development by Target of Target's software known as "Pinnacle") at any stage of its development or created in the course of providing services to customers of Target (the "Target Components") were written, developed and created solely and exclusively by employees of Target without the assistance of any third party or were created by third parties who assigned ownership of their rights with respect thereto to Target by means of valid and enforceable agreements, copies of which have been provided to Buyer. Target has at all times used commercially reasonable efforts to treat the Target Products (including the current version and the version currently under development by Target of Target's software known as "Pinnacle") and Target Components as containing trade secrets and has not disclosed or otherwise dealt with such items in such a manner as to cause the loss of such trade secrets by their release into the public domain.

               (f) Each person currently or formerly employed by Target (including independent contractors, if any) that has or had access to confidential information of Target has executed and delivered to Target a confidentiality and non-disclosure agreement in the form previously provided to Buyer. Each person currently or formerly employed by Target (including independent contractors, if any) has executed and delivered to Target an inventions agreement in the form previously provided to Buyer. To the best of Target's knowledge, neither the execution or delivery of any such agreement, nor the carrying on of Target's business as currently conducted and as currently proposed to be conducted by any such person, as an employee or independent contractor, has conflicted or will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such persons is obligated.

        Section 3.12 Bank Accounts. Section 3.12 of the Target Disclosure Schedule sets forth the names and locations of all banks and other financial institutions at which Target maintains accounts of any nature, the type of accounts maintained at each such institution and the names of all persons authorized to draw thereon or make withdrawals therefrom.

        Section 3.13  Contracts.

               (a) Except as set forth in Section 3.13 of the Target Disclosure Schedule, Target is not a party or subject to any agreement, obligation or commitment, written or oral:

                   (i) that calls for any fixed and/or contingent payment or expenditure or any related series of fixed and/or contingent payments or expenditures by or to Target totaling more than $25,000 in any calendar year;

                   (ii) with agents, advisors, salesmen, sales representatives, independent contractors or consultants that are not cancelable by it on no more than thirty (30) days' notice and without liability, penalty or premium;

                   (iii) that restricts Target from carrying on anywhere in the world its business or any portion thereof as currently conducted;

                   (iv) to provide funds to or to make any investment in any other person or entity (in the form of a loan, capital contribution or otherwise);

                   (v) with respect to obligations as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any other person or entity;

                   (vi) for any line of credit, standby financing, revolving credit or other similar financing arrangement;

                   (vii) with any distributor, original equipment manufacturer, value added remarketer or other person for the distribution of any of the Target Products; or

                   (viii) that is otherwise material to the business, financial results of operations or prospects of Target.

               (b) To the best of Target's knowledge, no party to any such contract, agreement or instrument has expressed its intention to cancel, withdraw, modify or amend such contract, agreement or instrument.

               (c) Target is not in material default under or in material breach or violation of, nor is there any valid basis for any claim of material default by Target under, or material breach or violation by Target of, any contract, commitment or restriction to which Target is a party or by which Target or any of its properties or assets is bound or affected. To the best of Target's knowledge, no other party is in material default under or in material breach or violation of, nor, to the best of Target's knowledge, is there any valid basis for any claim of material default by any other party under, or any material breach or violation by any other party of, any contract, commitment, or restriction to which Target is a party or by which Target or any of its properties or assets is bound or affected.

        Section 3.14 Labor Difficulties. Target is not engaged in any unfair labor practice or in violation of any applicable laws respecting employment, employment practices or terms and conditions of employment. There is no unfair labor practice complaint against Target pending, or to the best of Target's knowledge threatened, before any Governmental Entity. There is no strike, labor dispute, slowdown, or stoppage pending, or to the best of Target's knowledge threatened, against Target. Target is not now and has never been subject to any union organizing activities. Target has never experienced any work stoppage or other labor difficulty. To the best of Target's knowledge, except as set forth in Section 3.14 of the Target Disclosure Schedule, no Target employees intend to leave their employment, whether as a result of the transactions contemplated by this Agreement or otherwise.

        Section 3.15 Trade Regulation. Target has not terminated its relationship with or refused to ship Target Products to any dealer, distributor, third party marketing entity or customer which had theretofore paid or been obligated to pay Target in excess of ten thousand dollars ($10,000) over any consecutive twelve (12) month period. To the best of Target's knowledge, all of the prices charged by Target in connection with the marketing or sale of any Target products or services have been in compliance with all applicable laws and regulations. No claims have been asserted or, to the best of Target's knowledge, threatened against Target with respect to the wrongful termination of any dealer, distributor or any other marketing entity, discriminatory pricing, price fixing, unfair competition, false advertising, or any other material violation of any laws or regulations relating to anti-competitive practices or unfair trade practices of any kind, and, to the best of Target's knowledge, no specific situation, set of facts, or occurrence provides any basis for any such claim.

        Section 3.16  Environmental Matters.

               (a) Except as set forth in the Target Disclosure Schedule, no material amount of any substance that has been designated by applicable law or regulation to be radioactive, toxic, hazardous or otherwise a danger to health or the environment (a "Hazardous Material"), excluding office, janitorial and other supplies held in very limited quantities, is present, as a result of the actions of Target or, to the best of Target's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water, that Target has at any time owned, operated, occupied or leased. To the best of Target's knowledge, no underground storage tanks are present under any property that Target has at any time owned, operated, occupied or leased.

               (b) At no time has Target transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law, rule, regulation or treaty promulgated by any Governmental Entity (collectively, "Hazardous Materials Activities").

               (c) Target currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of its business as such businesses is currently being conducted.

               (d) No action, proceeding, writ, injunction or claim is pending or, to the best of Target's knowledge, threatened concerning any Environmental Permit or any Hazardous Materials Activity of Target. Target is not aware of any fact or circumstance which could involve Target in any material environmental litigation or impose upon Target any material liability concerning Hazardous Materials Activities.

        Section 3.17  Employee Benefit Plans.

               (a) Section 3.17 of the Target Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended), (ii) all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and (iii) all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of Target or any trade or business (whether or not incorporated) which is a member or which is under common control with Target within the meaning of Section 414 of the Code (together, the "Target Employee Plans").

               (b) With respect to each Target Employee Plan, Target has made available to Buyer a true and correct copy of (i) such Target Employee Plan and
(ii) each trust agreement and group annuity contract, if any, relating to such Target Employee Plan.

               (c) With respect to the Target Employee Plans, individually and in the aggregate, no event has occurred, and to the best of Target's knowledge, there exists no condition or set of circumstances in connection with which Target could be subject to any material liability.

               (d) With respect to the Target Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves on the financial statements or books of Target.

               (e) Target is not a party to any oral or written (i) union or collective bargaining agreement, (ii) agreement with any officer or other key employee of Target, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Target of the nature contemplated by this Agreement, (iii) agreement with any officer of Target providing any term of employment or compensation guarantee extending for a period longer than six months from the date hereof or for the payment of compensation in excess of sixty thousand dollars ($60,000) per annum, or (iv) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

               (f) Except as set forth in Section 3.17 of the Target Disclosure Schedule, all Target Employee Plans comply with and are and have been operated in accordance with each applicable provision of ERISA, the Code, other federal statutes, state law (including, without limitation, state insurance law) and the regulations and rules promulgated pursuant thereto or in connection therewith. Each Target Employee Plan which is a group health plan (within the meaning of Section 5000(b)(1) of the Code) complies with and has been maintained and operated in accordance with each of the requirements of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA.

        Section 3.18 Compliance with Laws. Target has complied in all material respects with, is not in material violation of, and has not received any notices of violation with respect to, any statute, law or regulation applicable to the ownership or operation of its business, including, without limitation, United States statutes, laws and regulations governing the license and delivery of technology and products abroad by persons subject to the jurisdiction of the United States.

        Section 3.19 Employees and Consultants. Section 3.19 of the Target Disclosure Schedule or a letter delivered to Buyer by Target contains a list of the names of all employees and consultants of Target, their salaries or wages, other compensation and dates of employment and positions.

        Section 3.20 Litigation. Except as set forth in Section 3.20 of the Target Disclosure Schedule, there is no action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, or to the best of Target's knowledge, threatened, against Target or any of its properties or officers or directors (in their capacities as such). There is no judgment, decree or order against Target or, to the best of Target's knowledge, any of its directors or officers (in their capacities as such) that could prevent, enjoin or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Target.

        Section 3.21 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon Target which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of Target, any acquisition of property by Target, or the conduct of business by Target as currently conducted or as currently proposed to be conducted.

        Section 3.22 Governmental Authorization. Other than with respect to Target Intellectual Property Rights, Target has obtained each governmental consent, license, permit, grant or other authorization of a Governmental Entity that is required for the operation of the business of Target as currently conducted (collectively, the "Target Authorizations"), and all such Target Authorizations are in full force and effect.

        Section 3.23 Insurance. Section 3.23 of the Target Disclosure Schedule contains a list and description of all insurance policies of Target. There is no material claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies. All premiums due and payable under all such policies have been paid, and Target is otherwise in compliance with the terms of such policies. Target has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

        Section 3.24 Indemnification Claims. Section 3.24 of the Target Disclosure Schedule sets forth a list of all persons who are parties to director, officer and/or employee indemnification agreements with Target (the "Indemnification Agreements"). Except as set forth in Section 3.24 of the Target Disclosure Schedule, there are no outstanding claims under any of the Indemnification Agreements or under any indemnification rights granted pursuant to the Certificate of Incorporation or Bylaws of Target (as currently in effect); and to the best of Target's knowledge, there are no facts or circumstances that either now, or with the passage of time, could reasonably be expected to provide a basis for a claim under any such Indemnification Agreement or under any indemnification rights granted pursuant to the Certificate of Incorporation or Bylaws of Target.

        Section 3.25 No Brokers. Except as set forth in Section 3.25 of the Target Disclosure Schedule, Target is not obligated for the payment of fees or expenses of any broker, finder or other person in connection with the origination, negotiation or execution of this Agreement or the other Target Transaction Documents or any transaction contemplated hereby or thereby. Target agrees to indemnify and hold Buyer and its affiliates harmless from and against any and all claims, liabilities or obligations with respect to any such fees, commissions or expenses.

        Section 3.26 Real Property Holding Corporation. Target is not a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

        Section 3.27 Certain Documents. Target has made available to Buyer, or its representatives, for its examination: (i) Target's minute book; (ii) all permits, orders, and consents issued by any Governmental Entity with respect to Target; and (iii) all documents requested by Buyer in written "due diligence" requests. Target has delivered or made available to Buyer true and complete copies of all documents which are referred to in this Article III or in the Target Disclosure Schedule.

        Section 3.28 Payments Resulting from Mergers. Neither the consummation nor announcement of any transaction contemplated by this Agreement will (either alone or upon the occurrence of any additional or further acts or events) result in any material payment (whether of severance pay or otherwise) becoming due from Target to any director, officer, employee or former employee thereof under
(i) any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any officer, director or employee or any plan, agreement or understanding similar to any of the foregoing, or any "rabbi trust" or similar arrangement, or (ii) material benefit under any Target Employee Plan being established or becoming accelerated, vested or payable.

        Section 3.29 No Misrepresentation. No representation or warranty by Target in this Agreement, and no statement, certificate or schedule furnished or to be furnished by or on behalf of Target pursuant to this Agreement, when taken together, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make such statements, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF BUYER AND SUB

        Except as set forth in the disclosure schedule delivered by Buyer to Target on or before the date of this Agreement and attached hereto (the "Buyer Disclosure Schedule"), or in the Buyer SEC Reports (as defined herein), Buyer and Sub represent and warrant to Target as follows:

        Section 4.1 Organization. Each of Buyer, Sub and Buyer's other Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Buyer and its Subsidiaries, taken as a whole.

        Section 4.2   Buyer Capital Structure.

               (a) The authorized capital stock of Buyer consists of fifty million (50,000,000) shares of Buyer Common Stock and two million (2,000,000) shares of preferred stock, $0.001 par value ("Buyer Preferred Stock"). As of August 4, 1997: (i) 24,327,681 shares of Buyer Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable; (ii) no shares of Buyer Common Stock were held in the treasury of Buyer or by Subsidiaries of Buyer; (iii) approximately 4,048,424 shares of Buyer Common Stock were reserved for future issuance pursuant to stock options granted and outstanding under Buyer's stock option plans (the "Buyer Option Plans") and rights


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


outstanding under Buyer's employee stock purchase plan (the "Buyer Purchase Plan"). As of the date of this Agreement, none of the shares of Buyer Preferred Stock are issued and outstanding. The authorized capital stock of Sub consists of one thousand (1,000) shares of common stock, par value $.001 per share ("Sub Common Stock"), of which one hundred (100) shares are or will be issued and outstanding as of the Closing Date. All of the outstanding shares of capital stock of Sub are duly authorized, validly issued, fully paid and nonassessable, and all such shares are owned by Buyer free and clear of all security interests, liens, claims, pledges, agreements, limitations on Buyer's voting rights, charges or other encumbrances of any nature.

               (b) Except as set forth in Section 4.2(a) or as reserved for future grants of options under the Buyer Option Plans or the Buyer Purchase Plan, there are no equity securities of any class of Buyer, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in this Section 4.2, there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Buyer is a party or by which it is bound obligating Buyer to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Buyer or obligating Buyer to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. To the best knowledge of Buyer, there are no voting trusts, proxies or other agreements or understandings with respect to the shares of capital stock of Buyer.

               (c) The shares of Buyer Common Stock to be issued pursuant to the Merger, when issued, will be duly authorized, validly issued, fully paid, and nonassessable, and free of and not subject to any preemptive rights or rights of first refusal.

        Section 4.3   Authority; No Conflict; Required Filings and Consents.

               (a) Buyer and Sub have all requisite corporate power and authority to enter into this Agreement and the other documents required to be executed and delivered by Buyer or Sub hereunder (collectively, the "Buyer Transaction Documents") and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Buyer Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Buyer and Sub, respectively. This Agreement and the Buyer Transaction Documents to which they are parties have been duly executed and delivered by Buyer and Sub and constitute the valid and binding obligations of Buyer and Sub, respectively, enforceable in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy laws and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

               (b) The execution and delivery of this Agreement by Buyer and Sub and the other Buyer Transaction Documents do not, and the consummation of the transactions contemplated hereby or thereby will not, (i) conflict with, or result in any violation or breach of any provision of the Certificate of Incorporation or Bylaws of Buyer or Sub, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Buyer or Sub is a party or by which either of them or any of their properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or Sub or any of its or their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not be reasonably likely to have a Material Adverse Effect on Buyer and its Subsidiaries, taken as a whole, or that would not interfere with the consummation by Buyer and Sub of its obligations under this Agreement and the other Buyer Transaction Documents.

               (c) The outstanding shares of Sub Common Stock are the only shares of Sub capital stock entitled to vote with respect to the Merger, and the approval of this Agreement by the holders of a majority of the issued and outstanding shares of Sub Common Stock is the only approval of Sub stockholders required for the consummation of the Merger, no other class vote of any series or class of Sub capital stock being required. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Buyer or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Delaware Certificate of Merger in accordance with the Delaware General Corporation Law, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country or which Buyer is obligated to file pursuant to the Declaration of Rights attached hereto as Annex 6.11 and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely to have a Material Adverse Effect on Buyer and its Subsidiaries, taken as a whole.

        Section 4.4   SEC Filings; Financial Statements.

               (a) Buyer has filed and made available to Target all forms, reports and documents required to be filed by Buyer with the SEC since December 31, 1995 other than registration statements on Form S-8 (collectively, the "Buyer SEC Reports"). The Buyer SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Buyer SEC Reports or necessary in order to make the statements in such Buyer SEC Reports, in the light of the circumstances under which they were made, not misleading. None of Buyer's Subsidiaries is required to file any forms, reports or other documents with the SEC.


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


               (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the Buyer SEC Reports, including any Buyer SEC Reports filed after the date of this Agreement until the Closing, complied or will comply as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the SEC) and fairly presented or will present the consolidated financial position of Buyer and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements do not contain notes and were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The unaudited consolidated balance sheet of Buyer as of June 30, 1997 is referred to herein as the "Buyer Balance Sheet."

               (c) The Buyer is eligible to utilize Form S-3 under the Securities Act for purposes of registering the shares of Buyer Common Stock being issued in the Merger, and Buyer is not aware of any circumstance or event which would cause Buyer to become ineligible to utilize such Form S-3 for such purpose.

        Section 4.5 Absence of Undisclosed Liabilities. Except as disclosed in writing to Target or as otherwise disclosed in the Buyer SEC Reports, Buyer and its Subsidiaries do not have any liabilities, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, which individually or in the aggregate would be reasonably likely to have a Material Adverse Effect on Buyer and its Subsidiaries, taken as a whole, other than (i) liabilities reflected in the Buyer Balance Sheet, (ii) liabilities specifically described in this Agreement, and (iii) normal or recurring liabilities incurred since June 30, 1997, in the ordinary course of business consistent with past practices.

        Section 4.6 Absence of Certain Changes or Events. Since June 30, 1997, Buyer has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been: (i) any event or occurrence that has had a Material Adverse Effect on Buyer and its Subsidiaries, taken as a whole; (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to Buyer having a Material Adverse Effect on Buyer and its Subsidiaries, taken as a whole; (iii) any material change by Buyer in its accounting methods, principles or practices to which Target has not previously consented in writing; or (iv) any revaluation by Buyer of any of its assets having a Material Adverse Effect on Buyer and its Subsidiaries, taken as a whole.

        Section 4.7 Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

        Section 4.8 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation pending, or to the best knowledge of Buyer, threatened, against Buyer or Sub

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
which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

                                    ARTICLE V

                               CONDUCT OF BUSINESS

        Section 5.1 Covenants of Target. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Target agrees (except to the extent that Buyer shall otherwise consent or request, in each case in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due, subject to good faith disputes over such debts or taxes, to pay or perform its other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and key employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it. Target shall promptly notify Buyer of any event or occurrence not in the ordinary course of business of Target where such event or occurrence would result in a breach of any covenant of Target set forth in this Agreement or cause any representation or warranty of Target set forth in this Agreement to be untrue as of the date of, or giving effect to, such event or occurrence. Except as expressly contemplated by this Agreement, Target shall not, without the prior written consent of Buyer:

                (a) transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Target Intellectual Property Rights other than in the ordinary course of business consistent with past practices;

                (b) declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service by such party;

                (c) issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities (except for exercises and conversions of securities outstanding on the date of this Agreement);

                (d) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets other than acquisitions involving aggregate consideration of not more than ten thousand dollars ($10,000) and inventory purchased in the ordinary course of business consistent with past practices;

                (e) sell, lease, license or otherwise dispose of any of its properties or assets except for transactions entered into in the ordinary course of business consistent with past practice;

                (f) take any action to: (i) increase or agree to increase the compensation payable or to become payable to its officers or employees, (ii) grant any severance or termination pay to, or enter into any employment or severance agreements with, any officer or employee, (iii) enter into any collective bargaining agreement, or (iv) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

                (g) revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

                (h) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of others, other than indebtedness incurred under outstanding lines of credit in the ordinary course of business consistent with past practice;

                (i) amend or propose to amend its Certificate of Incorporation or Bylaws;

                (j) incur or commit to incur any individual capital expenditure other than to the existing commitments set forth in the Target Disclosure Schedule;

                (k) enter into or amend any agreements pursuant to which any third party is granted exclusive marketing or manufacturing rights with respect to any Target Product;

                (l) amend or terminate any material contract, agreement or license to which it is a party except in the ordinary course of business;

                (m) waive or release any material right or claim, except in the ordinary course of business;

                (n)     initiate any litigation or arbitration proceeding;

                (o)     make any cash distribution to Target securityholders;

                (p) accelerate, amend or change the period of exercisability of options or restricted stock granted to employees of Target or authorize cash payments in exchange for any options granted under any of such plans;

                (q) compromise or otherwise settle or adjust any assertion or claim of a deficiency in taxes (or interest thereon or penalties in connection therewith), extend the statute of limitations with any tax authority or file any pleading in court in any tax litigation or any appeal from an asserted deficiency;

                (r) change any of Target's accounting policies and practices, except such changes as may be required in the reasonable opinion of Target's management to respond to economic or market conditions or as may be required by the rules of the Institute of Certified Public Accountants or Financial Accounting Standards Board or by applicable governmental authorities;

                (s)     change its personnel policies;

                (t) grant any person a power of attorney or similar authority; or

                (u) take, or agree in writing or otherwise to take, any of the actions described in subsections (a) through (t) above, or any action which is reasonably likely to make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect on the date made (to the extent so limited) or as of the Effective Time.

        Section 5.2 Cooperation. Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Buyer and Target shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations and shall promptly provide the other party or its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement, the Merger and the other transactions contemplated hereby.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

        Section 6.1 No Solicitation.

                (a) From and after the date of this Agreement until the Effective Time, Target shall not, directly or indirectly through any officer, director, employee, representative or agent of Target or otherwise, (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, share exchange, business combination, sale of all or substantially all assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving Target other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition

Proposal"), (ii) engage or participate in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or (iii) agree to, enter into, accept, approve or recommend any Acquisition Proposal.

                (b) Target shall notify Buyer immediately (and no later than 24 hours) after receipt by Target (or its advisors) of any Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal or for access to the properties, books or records of Target by any person or entity that informs Target that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

        Section 6.2 Approval of Stockholders. Target shall promptly after the date hereof take all action necessary in accordance with the law of the State of Delaware and its Certificate of Incorporation to obtain the approval of the Merger by Target stockholders as soon as possible. As promptly as practicable after the execution of this Agreement, under the direction and subject to the review and approval of Buyer, Target shall prepare and, after receiving the authorization of Buyer, distribute an information statement to its stockholders for the purpose of soliciting the Target Stockholders. The information statement shall include the recommendation of the Board of Directors of Target in favor of the Merger and this Agreement. Whenever any event occurs which is required to be set forth in an amendment or supplement to the information statement, Target shall promptly inform Buyer of such occurrence and cooperate in mailing to stockholders of Target, such amendment or supplement. Target shall take all other action necessary or advisable to secure the vote or consent of stockholders required to effect the Merger.

        Section 6.3 Consents. Each of Buyer and Target shall use all reasonable efforts to obtain all necessary consents, waivers and approvals under its respective material agreements, contracts, licenses and leases as may be necessary or advisable to consummate the Merger and the other transactions contemplated by this Agreement.

        Section 6.4 Access to Information. Upon reasonable notice, Target shall afford to the officers, employees, accountants, counsel and other representatives of Buyer, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, Target shall furnish promptly to Buyer (i) a copy of each report, schedule, registration statement and other document filed by it with or received by it from any Governmental Entity and
(ii) all other information concerning its business, properties and personnel as Buyer may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 6.4 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

        Section 6.5 Legal Conditions to Merger. Each of Buyer and Target will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Merger (which actions shall include, without limitation, furnishing all information in connection with approvals of or filings with any Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon either of them in connection with the Merger. Each of Buyer and Target will take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other third party, required to be obtained or made by Target, Buyer or Sub in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

        Section 6.6 Public Disclosure. Except with the prior written consent of Buyer, Target shall issue no press release or other public statement with respect to the Merger or this Agreement. Prior to the Effective Time, Buyer shall not make, or cause to be made, any press release or public announcement in respect of this Agreement or the transaction contemplated hereby without prior consultation with Target, subject to Buyer's obligations to comply with applicable securities laws and NASD listing requirements.

        Section 6.7 Tax-Free Reorganization. Buyer and Target shall each use its best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code.

        Section 6.8 Affiliate Agreements. Target has identified Marc Gilman, Mort Goulder and David Jodoin as those persons who are, in Target's reasonable judgment, "affiliates" of Target within the meaning of Rule 145 (each such person who is an "affiliate" of Target within the meaning of Rule 145 is referred to herein as an "Affiliate") promulgated under the Securities Act ("Rule 145"). Target shall provide Buyer such information and documents as Buyer shall reasonably request for purposes of reviewing such list and shall notify Buyer in writing regarding any change in the identity of Target's Affiliates prior to the Closing Date. Target shall deliver or cause to be delivered to Buyer by the Closing Date from each of the Affiliates, an executed agreement, in the form attached as Annex 6.8 ("Affiliate Agreement"). Buyer shall be entitled to place appropriate legends on the certificates evidencing any Buyer Common Stock to be received by such Affiliates of Target pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Buyer Common Stock, consistent with the terms of the Affiliate Agreements.

        Section 6.9 Additional Agreements; Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including cooperating fully with the other party, including by provision of information. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Constituent Corporations, the proper officers and directors of each party to this Agreement shall take all such necessary action.


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
        Section 6.10 Stock Options.

                (a) At the Effective Time, each outstanding Target Option, whether vested or unvested, shall be, in connection with the Merger, assumed by Buyer. Each Target Option so assumed by Buyer shall continue to have, and be subject to, the same terms and conditions set forth in the Target Option plan and/or as provided in the respective option agreements governing such Target Option, except that such option shall be deemed to constitute an option ("Assumed Option") to acquire such number of shares of Buyer Common Stock as the holder of such Target Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (rounded down to the nearest whole share), at a price per share (rounded up to the nearest whole cent) equal to (x) the exercise price per share of Target Common Stock otherwise purchasable pursuant to such Target Option immediately prior to the Effective Time divided by (y) the Conversion Number. Further, in the case of any Assumed Option that remains unexercised as of the expiration of the Escrow Period (as defined in Section 9.7(c)), the number of shares of Buyer Common Stock issuable upon the exercise of such assumed Target Option shall be reduced in proportion to any reduction in the number of shares of Buyer Common Stock received by holders of the Target Options assumed by Buyer which are exercised prior to the expiration of the Escrow Period as a result of any distribution made to Buyer pursuant to Article IX of this Agreement.

                (b) Buyer shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Buyer Common Stock to satisfy the exercise of the Assumed Options in full.

                (c) Notwithstanding anything to the contrary herein, if a holder of Target Options is an employee of Buyer or the Surviving Corporation immediately prior to the Effective Time, and the employment of such holder with Buyer or the Surviving Corporation is terminated by Buyer or the Surviving Corporation, and such termination is not For Cause (as defined below), at any time prior to the six (6) month anniversary of the Effective Time, then (notwithstanding the terms of such Target options) the Target Options held by such holder will become fully vested and exercisable on the date of such termination and shall remain exercisable thereafter for a period of not less than ninety (90) days. For the purposes of this Section 6.10(c), a termination is for cause ("For Cause") if such holder's employment is terminated for any of the following reasons:

                        i. theft, dishonesty, or falsification of any employment or corporate records;

                        ii. improper disclosure of Target's or Buyer's confidential or proprietary information which has a material detrimental effect on Buyer or Target;

                        iii. any intentional act by such holder which has a material detrimental effect on Target's or Buyer's reputation or business; or


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
                        iv. failure of holder to perform assigned duties consistent with his or her duties at Target prior to the Effective Time after written notice of such failure (including a statement that the failure to correct such failure could result in termination) and the reasonable opportunity to correct such failure.

In addition, a termination by holder of his or her employment shall be considered termination by Buyer not For Cause if (x) without such holder's written consent, Buyer or Surviving Corporation requires holder to change the location of holder's job or office, such that holder will be based at a location more than thirty (30) miles from Target's Manchester, New Hampshire facility or outside of the State of New Hampshire, or (y) if without holder's written consent, Buyer or Surviving Corporation substantially reduces holder's job responsibilities.

                        (d) Buyer shall prepare and file with the SEC and shall use its best efforts to cause to become effective, a registration statement on Form S-8 with respect to the shares of Buyer Common Stock issuable upon exercise of the Assumed Options not later than ninety (90) days after the Closing Date.

        Section 6.11 Registration. The shares of Buyer Common Stock issued in the Merger shall be registered pursuant to the Securities Act of 1933, as amended, subject to the terms and conditions set forth in Annex 6.11 hereto.

        Section 6.12 Expenses. The parties shall each pay their own legal, accounting and financial advisory fees and other out-of-pocket expenses related to the negotiation, preparation and carrying out of this Agreement and the transactions herein contemplated. In the event the Merger is consummated, legal, accounting and financial advisory fees and other out-of-pocket expenses incurred by Target and the Target stockholders relating to the negotiation, preparation and carrying out of this Agreement and the transactions herein contemplated shall be borne by the Target securityholders pro rata.

        Section 6.13 Employee Arrangements.

                (a) Buyer shall offer, or cause the Surviving Corporation to offer, employment with the Surviving Corporation after the Closing to all of the employees of Target. All such Target employees accepting employment with the Surviving Corporation shall be eligible for the same employee benefit plans, on the same terms, as other employees of Buyer of comparable rank and length of service. In determining eligibility for benefits which depend on length of service, Buyer shall provide each such Target employee with full credit for the period of such employee's service with Target (other than with respect to options, if any, granted by Buyer to such Target employees). Except as set forth in this Section 6.13, the terms of employment of such Target employees shall be determined by agreement of Buyer (or the Surviving Corporation, as the case may be) and each such employee. At the Effective Time, Buyer shall issue options to purchase an aggregate of 100,000 shares of Buyer's Common Stock to the individuals and in the amounts set forth on Annex 6.13 hereto, which options shall vest monthly over a four (4) year period and shall have an exercise price equal to the fair market value of the Buyer Common Stock on the date of grant.

                (b) Buyer shall provide a severance package, which will be comparable to the severance package that would be made available to a similarly situated Buyer employee, to each Target employee (i) who is either not offered employment with Buyer or (ii) whose employment with Buyer or the Surviving Corporation is terminated by Buyer within six (6) months after the Effective Time if such termination is not For Cause as defined in Section 6.10(c).

        Section 6.14 Voting Agreements. Target shall cause each of Marc Gilman, Mort Goulder and David Jodoin to execute and deliver to Buyer, by the date of this Agreement, voting agreements and irrevocable proxies in the forms annexed hereto as Annex 6.14 (the "Voting Agreements"), agreeing, among other things, to vote in favor of the Merger. Such directors, officers, affiliates and other stockholders will own, in the aggregate, no less than sixty-six percent (66%) of the outstanding Target Common Stock as of the date of this Agreement.

        Section 6.15 Notification of Certain Matters. Target shall give prompt notice to Buyer, and Buyer and Sub shall give prompt notice to Target, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur, if uncured, would be likely to cause the failure of any of the conditions set forth in Article VII of this Agreement.

        Section 6.16 Repayment of Indebtedness. At the Effective Time, Buyer will repay the indebtedness of Target owed to the individuals listed in Section
3.5 of the Target Disclosure Schedule.

                                   ARTICLE VII

                              CONDITIONS TO MERGER

        Section 7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

                (a) Governmental Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity shall have been obtained or filed, or shall have occurred as the case may be.

                (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or limiting or restricting Buyer's conduct or operation of the business of Buyer or Target after the Merger shall have been issued, nor shall any proceeding brought by a domestic administrative agency or commission or other domestic Governmental Entity, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal or prevents or prohibits the Merger.

        Section 7.2 Additional Conditions to Obligations of Buyer and Sub. The obligations of Buyer and Sub to effect the Merger are subject to the satisfaction of each of the following additional conditions, any of which may be waived in writing exclusively by Buyer and Sub:

                (a) Representations and Warranties. The representations and warranties of Target set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except for changes contemplated by this Agreement, and Buyer shall have received a certificate signed on behalf of Target by an executive officer of Target to such effect.

                (b) Performance Obligations. Target shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Buyer shall have received a certificate signed on behalf of Target by an executive officer of Target to such effect.

                (d) Affiliates Agreements. Buyer shall have received from each of the Affiliates of Target an executed Affiliate Agreement.

                (e) Confidentiality and Inventions Agreements. Buyer shall have received confidentiality and inventions assignment agreements signed by each employee in substantially the form annexed hereto as Annex 7.2(e), and each such confidentiality and inventions assignment agreement shall be in full force and effect.

                (f) Non-Compete Agreements. Buyer shall have received from each of David Jodoin, Mark Gilman, Jim St. Jean, Tim Flanders, Michell Defeo, Jay Grubb and John Grozier (collectively, the "Key Employees"), a non-competition and nonsolicitation agreement in substantially the form annexed hereto as Annex 7.2(f).

                (g) Optionee Agreements. Buyer shall have received from each holder of Target Options an agreement in substantially the form annexed hereto as Annex 7.2(g) pursuant to which each optionee agrees (i) not to resell Buyer Common Stock received upon exercise of Target Options prior to the effectiveness of the registration statement filed pursuant to Section 6.11 and (ii) not to sell more than twenty five percent (25%) of all such Buyer Common Stock issuable pursuant to such optionee's Target Options prior to the first anniversary of the Closing Date.

                (h) Tax Opinion. Buyer shall have received a written opinion from Gray Cary Ware & Freidenrich, A Professional Corporation, counsel to Buyer, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

                (i) Legal Opinion. Buyer shall have received a written opinion from Hale & Dorr LLP, counsel to Target, reasonably satisfactory in form and substance to Buyer.

                (j) No Material Adverse Effect. Since June 30, 1997, there has been no event or occurrence that had a Material Adverse Effect on Target.

                (k) Third-Party Consents and Waivers. Target shall have provided all notices to third parties, and shall have received all third-party consents or waivers, required for or in connection with the consummation of the transactions contemplated by this Agreement under any contract set forth (or required to be set forth) in Section 3.4 of the Target Disclosure Schedule or to be obtained pursuant to Section 6.3.

                (l) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the securityholders of Target.

                (m) Final Balance Sheet. Target shall deliver to Buyer a balance sheet for Target as of the Closing Date.

                (n) Holders of not more than five percent (5%) of Target Common Stock shall have elected to have their shares treated as dissenting shares under Section 2.1(e).

        Section 7.3 Additional Conditions to Obligations of Target. The obligation of Target to effect the Merger is subject to the satisfaction of each of the following additional conditions, any of which may be waived, in writing, exclusively by Target:

                (a) Representations and Warranties. The representations and warranties of Buyer and Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except for changes contemplated by this Agreement, and Target shall have received a certificate signed on behalf of Buyer by an executive officer of Buyer to such effect.

                (b) Performance Obligations. Buyer and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date; and Target shall have received a certificate signed on behalf of Buyer by an executive officer of Buyer to such effect.

                (c) Tax Opinion. Target shall have received the opinion of Hale and Dorr LLP, counsel to Target, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

                (d) Legal Opinion. Target shall have received a written opinion from Gray Cary Ware & Freidenrich, A Professional Corporation, counsel to Buyer, reasonably satisfactory in form and substance to Target.

                                  ARTICLE VIII

                            TERMINATION AND AMENDMENT

        Section 8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 8.1(b) through 8.1(g), by written notice by the terminating party to the other party), whether before or after approval of the matters presented in connection with the Merger by the stockholders of Target:

                (a)     by mutual written consent of Buyer or Target; or

                (b) by either Buyer or Target if the Merger shall not have been consummated by August 31, 1997 (provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

                (c) by either Buyer or Target, if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, except, if the party relying on such order, decree or ruling or other action has not materially complied with its obligations under Article VI of this Agreement; or

                (d) by Target, if there has been a material breach of any representation, warranty, covenant or agreement on the part Buyer of Sub, which breach shall not have been cured, in the case of a representation or warranty, prior to the Closing or, in the case of a covenant or agreement, within 10 business days following receipt by the breaching party of written notice of such breach from the other party; or

                (e) by Buyer, if there has been a material breach of any representation, warranty, covenant or agreement on the part of Target, which breach shall not have been cured, in the case of a representation or warranty, prior to the Closing or, in the case of a covenant or agreement, within 10 business days following receipt by the breaching party of written notice of such breach from the other party; or

                (f) by Buyer, if (i) the Board of Directors of Target shall have withdrawn or modified in a manner adverse to Buyer its recommendation of this Agreement and the Merger in a manner adverse to Buyer or shall have resolved to do either of the foregoing; or (ii) the Board of Directors of Target shall have recommended to the stockholders of Target an Acquisition Proposal; or

                (g) by Buyer, if for any reason Target stockholders fail to approve this Agreement and the transaction contemplated hereby by August 20, 1997.

        Section 8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Buyer, Target, Sub or their respective officers, directors, stockholders or Affiliates, except
(a) as set forth in Section 8.3 and (b) to the extent that such termination results from the intentional breach by a party of any of its representations, warranties or covenants set forth in this Agreement; provided that, the provisions of Sections 6.6, 6.12 and 8.3 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

        Section 8.3 Fees and Expenses.

                (a) If (i) the Merger is consummated or (ii) this Agreement is terminated other than as described in Section 8.3(b), then all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid in accordance with Section 6.12.

                (b) If this Agreement is terminated as provided in Sections 8.1(e), 8.1(f) (but only to the extent there has not been (i) a material breach of this Agreement by Buyer that has not been cured, in the case of a representation or warranty, prior to the Closing or, in the case of a covenant or agreement, within ten (10) business days following receipt by Buyer of written notice of such breach from Target, or (ii) an event or occurrence that has a Material Adverse Effect on Buyer) or 8.1(g) hereof, then Target shall pay to Buyer, within five (5) business days after receipt of a written request therefor, in same day funds, an amount equal to (A) a termination fee of Three Million Dollars ($3,000,000) and (B) all costs and expenses reasonably incurred by Buyer in connection with this Agreement and the transactions contemplated hereby, including all reasonable legal, accounting, financial advisory and other professional and service fees and expenses. The parties agree that the foregoing amounts shall be deemed liquidated damages and, after payment of such liquidated damages, Buyer shall be entitled to no other right or remedy against Target in connection with this Agreement under contract, at law or in equity.

                (c)     If this Agreement is terminated by Target pursuant to
Section 8.1(b), and at the time of such termination all of the conditions of Target's obligation to effect the Merger pursuant to Section 7.1 and 7.3 have been satisfied, and if within six (6) months following such termination Target or Target securityholders enter into an agreement or series of agreements that will result in the sale of all or substantially all of the assets of Target or a merger, consolidation, combination or stock exchange involving Target where the shareholders of Target before such merger, consolidation, combination or stock exchange will own less than a majority of the stock of the surviving corporation, then Target shall pay to Buyer, within five (5) business days after execution of such agreement(s), in same day funds, an amount equal to Three Million Dollars ($3,000,000).

        Section 8.4 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Target, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        Section 8.5 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                   ARTICLE IX

                           ESCROW AND INDEMNIFICATION

        Section 9.1 Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements of Target contained in this Agreement or any instrument delivered pursuant to this Agreement shall survive the Closing Date and shall continue in full force and effect until the second anniversary of the Closing Date. The second anniversary of the Closing is sometimes referred to as the "Termination Date".

        Section 9.2 Indemnification by Target Stockholders.

                (a) Subject to the terms and conditions contained herein, the stockholders and option holders of Target immediately prior to the Effective Time hereby agree to indemnify, defend and hold harmless Buyer, its stockholders, officers, directors, employees and attorneys, all Subsidiaries and Affiliates of Buyer, and the respective officers, directors, employees and attorneys of such entities (all such persons and entities being collectively referred to as the "Buyer Group") from, against, for and in respect of any and all claims, losses, liabilities, damages, costs and expenses (including reasonable legal fees and expenses and expenses of investigation and defense) which any member of the Buyer Group may sustain or incur (collectively, "Buyer Losses") which are caused by or arise out of (i) any inaccuracy in or breach of any of the representations, warranties, covenants or agreements made by Target in this Agreement, the Target Disclosure Schedule or the officer certificates delivered pursuant to Section 7.2, or (ii) any inaccuracy in or breach of any of the representations or warranties made by Target in Sections 3.2, 3.5, 3.9, 3.10 and 3.16. References to stockholders of Target, Target stockholders or words of similar import in this Article IX shall be deemed to be references to the persons who were holders of securities, including stock, options and warrants, of Target immediately prior to the Effective Time.

                (b) The maximum aggregate liability of the stockholders of Target other than Marc Gilman and David Jodoin pursuant to Section 9.2(a) shall be limited to the shares of Buyer Common Stock deposited in Escrow. The maximum aggregate liability of each of Marc Gilman and David Jodoin as stockholders of Target pursuant to Section 9.2(a) shall be limited to the lesser of (i) the value of the Buyer Common Stock he receives in the Merger assuming the value per share equals the average closing sales price of the Buyer Common Stock as reported on NNM for the five (5) trading days prior to the date of this Agreement, and (ii) the value of the Buyer Common Stock he receives in the Merger assuming the value per share equals the average closing sales price of the Buyer Common Stock as reported on NNM for the five (5) trading days prior to the date any payment relating to an Indemnification Claim (as defined in Section 9.3(b)) is owed by him. Buyer agrees that it will look first to the Escrow (including any shares held by Marc Gilman and David Jodoin that are deposited in Escrow) for satisfaction of its claims against stockholders of Target pursuant to Section 9.2(a), and then to each of Marc Gilman and David Jodoin in proportion to their ownership of the Buyer Common Stock received in the Merger relative to one another. Anything in this Agreement to the contrary notwithstanding, the stockholders of Target shall not be liable for indemnification under this Section 9.2 until the aggregate of all amounts for which indemnity due and payable is more than Fifty Thousand Dollars ($50,000).

                (c) The obligation of the stockholders of Target to indemnify members of the Buyer Group for a Buyer Loss under this Article IX is subject to the condition that the Stockholder Representative (as defined in Section 9.10) shall have received an Indemnification Claim (as defined in
Section 9.3(b)) for such Buyer Loss on or before (i) the first anniversary of the Closing Date, with respect to Buyer Losses arising under Section 9.2(a)(i), and (ii) the Termination Date, with respect to Buyer Losses arising under
Section 9.2(a)(ii).

        Section 9.3 Procedures for Indemnification.

                (a) As used in this Article IX, the term "Indemnitor" means the party or parties against whom indemnification hereunder is sought, and the term "Indemnitee" means the member or members of the Buyer Group seeking indemnification hereunder.

                (b) A claim for indemnification hereunder (an "Indemnification Claim") shall be made by the Indemnitee by delivery of a written notice to the Stockholder Representative and, during the Escrow Period (as defined in Section 9.7(c) below), the Escrow Agent requesting indemnification and specifying the basis on which indemnification is sought in reasonable detail (and shall include relevant documentation related to the Indemnification Claim), the amount of the asserted Buyer Losses and, in the case of a Third Party Claim (as defined in Section 9.4), containing (by attachment or otherwise) such other information as Indemnitee shall have concerning such Third Party Claim.

                (c) If the Indemnification Claim involves a Third Party Claim, the procedures set forth in Section 9.4 hereof shall be observed by Indemnitee and Indemnitor. If the Indemnification Claim involves a Tax Claim, the procedures set forth in Section 9.6 hereof shall be observed by the Indemnitee and Indemnitor.

        Section 9.4 Defense of Third Party Claims. Should any claim be made, or suit or proceeding be instituted against an Indemnitee which, if prosecuted successfully, would be a matter for which such Indemnitee is entitled to indemnification under this Article IX (a "Third Party Claim"), the obligations and liabilities of the parties hereunder with respect to such Third Party Claim (other than Third Party Claims with respect to Taxes) shall be subject to the following terms and conditions:

                (a) Indemnitee shall give the Stockholder Representative and, during the Escrow Period, the Escrow Agent written notice of any such claim promptly after receipt by Indemnitee of notice thereof, and Indemnitor may undertake control of the defense thereof by counsel of its own choosing reasonably acceptable to Indemnitee. Indemnitee may participate in the defense through its own counsel at its own expense. The assumption of the defense of any Third Party Claim by Indemnitor shall be an acknowledgment by Indemnitor that such Third Party Claim is subject to indemnification under the provisions of this Article IX and that such provisions are binding on Indemnitor. If, however, Indemnitor fails or refuses to undertake the defense of such Third Party Claim within ten (10) days after written notice of such claim has been delivered to the Stockholder Representative by Indemnitee, Indemnitee shall have the right to undertake the defense, compromise and, subject to Section 9.5, settlement of such Third Party Claim with counsel of its own choosing. Failure of Indemnitee to furnish written notice to the Stockholder Representative or, during the Escrow Period, the Escrow Agent of a Third Party Claim shall not release Indemnitor from Indemnitor's obligations hereunder, except to the extent Indemnitor is prejudiced by such failure.

                (b) Indemnitee and Indemnitor shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such claim and furnishing employees of Indemnitee as may be reasonably necessary for the preparation of the defense of any such Third Party Claim or for testimony as witness in any proceeding relating to such claim.

        Section 9.5 Settlement of Third Party Claims. No settlement by Indemnitee of a Third Party Claim shall be made without the prior written consent by or on behalf of Indemnitor, which consent shall not be unreasonably withheld or delayed. If Indemnitor has assumed the defense of a Third Party Claim as contemplated by Section 9.4(a), no settlement of such Third Party Claim may be made by Indemnitor without the prior written consent by or on behalf of Indemnitee, unless such settlement includes a complete release of all claims against Indemnitee.

        Section 9.6 Tax Claims.

                (a) Should Buyer or Target receive any notice of a proposed assessment or claim in an audit or administrative or judicial proceeding (including the issuance of a "30-Day Letter," a "90-Day Letter" and a notice of audit) involving Indemnitor which, if determined adversely to the taxpayer, would be grounds for indemnification under Section 9.2 with respect to Taxes (a "Tax Claim"), Buyer or Target shall notify Indemnitor promptly in writing; provided, however, that a failure to give such notice will not affect Buyer or Target's right to indemnification hereunder that unless Indemnitor establishes (and then only to the extent) that such failure diminished the ability of Indemnitor to avoid the Tax liability in question. In addition, Buyer or Target shall request the longest available extension of the time to contest, if there are fewer than 30 days to contest.

               (b) In the case of an audit or administrative or judicial proceeding that relates to periods ending on or before the Closing Date, Indemnitor may, at its election and expense, control the conduct of such audit or proceeding, and Buyer or Target, as appropriate, shall provide Indemnitor reasonably requested documentation to facilitate Indemnitor in controlling and conducting such audit or proceeding; provided, that Indemnitor shall not settle any such audit or proceeding without the advance written consent of Buyer, which consent shall not be unreasonably withheld. Buyer or Target also may participate in any such audit or proceeding and, if Indemnitor does not assume the defense of any such audit or proceeding, Buyer or Target may defend the same in such manner as it may deem appropriate, including, but not limited to, settling such audit or proceeding after giving five days' prior written notice to Indemnitor setting forth the terms and conditions of settlement.

                (c) Neither Buyer or Target nor Indemnitor shall enter into any compromise or agree to settle any claim pursuant to any Tax audit or proceeding which would adversely affect the other party for such period without the written consent of the other party, which consent may not be unreasonably withheld. Buyer or Target and Indemnitor shall cooperate in the defense against or compromise of any claim in any audit or proceeding.

        Section 9.7 Deposit of Escrow Shares; Release from Escrow.

                (a) At the Closing, Buyer will deliver the Escrow Shares relating to the Target Common Stock converted at the Closing to the Escrow Agent in the form of a duly authorized stock certificate or certificates issued in the name of the Escrow Agent or its nominee or in the name of the individual stockholders (with an unexecuted stock power with the date and number of shares left blank). In the event Buyer issues any additional shares of stock with respect to the Escrow Shares upon a stock split, stock dividend or recapitalization or additional Escrow Shares upon the exercise of Target Options ("Additional Escrow Shares"), such shares will be issued in the name of the Escrow Agent and delivered to the Escrow Agent in the same manner as the Escrow Shares delivered at the Closing.

                (b) Except for Additional Escrow Shares, which shall be treated pursuant to Section 9.7(a) hereof, any cash dividends, or other distributions of any kind made in respect of the Escrow Shares will be delivered to the stockholders of Target on a pro rata basis. Each stockholder of Target will have voting rights with respect to the Escrow Shares deposited in the Escrow with respect to such stockholder so long as such Escrow Shares are held in escrow, and Buyer will take all reasonable steps necessary to allow the exercise of such rights. While the Escrow Shares remain in the Escrow Agent's possession pursuant to this Agreement, the stockholders of Target will retain and will be able to exercise all other incidents of ownership of said Escrow Shares which are not inconsistent with the terms and conditions of this Agreement.

                (c) The Escrow shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., California time, on the first anniversary of the Closing Date (the "Escrow Period"); provided, however, that the Escrow Period shall not terminate with respect to such amount that is necessary in the reasonable judgment of Buyer, subject to the objection of the Stockholder Representative and the subsequent arbitration of the matter in the manner provided in Section 9.8(2) hereof, to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the expiration of such Escrow Period, each as specified in an Indemnification Claim delivered to the Stockholder Representative and the Escrow Agent prior to the expiration of such Escrow Period. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the stockholders of Target the remaining portion of the Escrow Shares not required to satisfy such claims.

                (d) On the expiration of the Escrow Period, the Escrow Agent will deliver to each stockholder of Target the requisite number of Escrow Shares to be released on such date as identified by Buyer and the Stockholder Representative to the Escrow Agent in writing, in the form of stock certificate(s) issued in the name of such stockholder. Escrow Shares shall be released to the respective stockholders of Target in proportion to their respective ownership interest in Target immediately prior to the Effective Time. Buyer will take such action as may be necessary to cause such certificates to be issued in the names of the appropriate persons. Certificates representing Escrow Shares so issued that are subject to resale restrictions under applicable securities laws will bear a legend to that effect. No fractional shares shall be released and delivered from Escrow to the stockholders of Target. In lieu of any fraction of an Escrow Share to which a Target stockholder would otherwise be entitled, the number of shares of Buyer Common Stock released and delivered to each Target stockholder pursuant to Section 9.7(c) shall be rounded up to the nearest whole share.

                (e) No Escrow Shares or any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of law, by any stockholder of Target or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such stockholder, prior to the delivery to such stockholder of the Escrow Shares by the Escrow Agent.

                (f) The Escrow Agent is hereby granted the power to effect any transfer of Escrow Shares contemplated by this Agreement. Buyer will cooperate with the Escrow Agent in promptly issuing stock certificates to effect such transfers.

        Section 9.8 Resolution of Indemnification Claim; Transfer of Escrow Shares. Any Indemnification Claim received by the Stockholder Representative and, during the Escrow Period, the Escrow Agent pursuant to Section 9.3 above and any dispute relating to the release of Escrow Shares pursuant to Section 9.7 above will be resolved as follows:

                (a) During the Escrow Period, in the event that the Stockholder Representative does not contest an Indemnification Claim in writing to the Escrow Agent and Indemnitee within thirty (30) days after receipt of an Indemnification Claim by the Escrow Agent, the Escrow Agent will immediately deliver to Buyer for cancellation that number of Escrow Shares having a value equal to the amount specified in the Indemnification Claim, as determined pursuant to Section 9.8(c), and notify the Stockholder Representative of such transfer.

                (b) In the event that the Stockholder Representative gives written notice contesting all, or a portion of, an Indemnification Claim to Indemnitee and, during the Escrow Period, the Escrow Agent (a "Contested Claim") within the 30-day period provided above in Section 9.8(a), the matter will be settled by binding arbitration pursuant to Section 9.8(d), unless otherwise agreed by the Stockholder Representative and the Indemnitee. During the Escrow Period, any portion of the Indemnification Claim which is not contested shall be resolved as set forth above in Section 9.8(a). The final decision of the arbitrator shall be furnished to the Escrow Agent (during the Escrow Period), the Stockholder Representative and

Indemnitee in writing and will constitute a conclusive determination of the issue in question, binding upon the stockholders of Target and Indemnitee and shall not be contested or appealed by any of them. After notice that the Indemnification Claim is contested by the Stockholder Representative, the Escrow Agent will continue to hold Escrow Shares having a value sufficient to cover such Claim, as determined pursuant to Section 9.8(c) (notwithstanding the expiration of the Escrow Period), until the earlier of (i) execution of a settlement agreement by Indemnitee and the Stockholder Representative setting forth a resolution of the Indemnification Claim, or (ii) receipt of a copy of the final award of the arbitrator.

                (c) The number of escrow shares to be delivered or held in Escrow pursuant to an Indemnification Claim shall be determined by dividing (i) the aggregate dollar amount of the Indemnification Claim as determined pursuant to this Section 9.7 by (ii) the average closing sale price of Buyer Common Stock as quoted on the NNM for the five (5) trading days prior to the date of this Agreement.

                (d) Any Contested Claim shall be settled by arbitration at a mutually agreeable location in Denver, Colorado and, except as herein specifically stated, in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA Rules") then in effect. However, in all events, these arbitration provisions shall govern over any conflicting rules which may now or hereafter be contained in the AAA Rules. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a Contested Claim.

                (e) The Escrow Agent will incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and to have been signed by the proper person (and shall have no responsibility to determine the authenticity thereof), nor for any other action or inaction, except its own willful misconduct, bad faith or gross negligence. In all questions arising under this Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice, the Escrow Agent will not be liable to anyone. The Escrow Agent will not be required to take any action involving any expense unless the payment of such expense is made or provided for in a manner satisfactory to it. In the event conflicting demands are made or notices are served upon the Escrow Agent with respect to the Escrow Shares, the Escrow Agent will have the absolute right, at the Escrow Agent's election, to resign so a successor can be appointed or to file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring the parties to interplead and litigate in such court their several claims and rights among themselves. In the event such interpleader suit is brought, the Escrow Agent will thereby be fully released and discharged from all further obligations imposed upon it under the this Agreement, and Buyer will pay the Escrow Agent all costs, expenses and reasonable attorney's fees expended or incurred by the Escrow Agent pursuant to the exercise of the Escrow Agent's rights under this Section 9.8(e).

        Section 9.9 Escrow Expenses.

                (a) All fees and expenses of the Escrow Agent incurred in the ordinary course of performing its responsibilities hereunder will be paid by Buyer upon receipt of a written invoice by the Escrow Agent. Any extraordinary fees and expenses, including without limitation any fees or expenses incurred by the Escrow Agent in connection with a dispute over the distribution of Escrow Shares or the validity of an Indemnification Claim by Buyer (other than legal fees payable to the Escrow Agent), will be paid by the non-prevailing party in any such dispute. The Target stockholders' liability for the extraordinary fees and expenses of the Escrow Agent will be paid by Buyer and recovered only as an Indemnification Claim hereunder out of the Escrow subject to the procedures regarding Indemnification Claims set forth in this Agreement. If Buyer has paid the Target stockholders' portion of such fees and expenses as permitted under this Article 9.9 then the Escrow Agent will, upon demand by Buyer, transfer to Buyer a number of Escrow Shares having an aggregate per share value equal to such portion of fees and expenses, as determined pursuant to Section 9.8.

                (b) In the event the balance in the Escrow is not sufficient to pay the extraordinary fees and expenses of the Escrow Agent, as described in the prior paragraph, or in the event the Escrow Agent incur any liability to any person, firm or corporation by reason of its acceptance or administration of the Escrow, Buyer agrees to indemnify the Escrow Agent against any such liability or for its extraordinary fees and expenses or costs and expenses, including, without limitation, counsel fees and expenses, as the case may be. Notwithstanding the foregoing, no indemnity need be paid in the event of the Escrow Agent's gross negligence, bad faith or willful misconduct.

        Section 9.10 Stockholder Representative. For purposes of this Agreement, the stockholders of Target, without any further action on the part of any such stockholder, shall be deemed to have consented to the appointment of Mr. David Jodoin as the representative of such stockholders (the "Stockholder Representative"), as the attorney-in-fact for and on behalf of each such Stockholder, and the taking by the Stockholder Representative of any and all actions and the making of any decisions required or permitted to be taken by him under this Agreement, including, without limitation, the exercise of the power to (i) authorize delivery to Buyer of the Escrow Shares, or any portion thereof, in satisfaction of Indemnification Claims, (ii) agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such Indemnification Claims,
(iii) resolve any Indemnification Claims and (iv) take all actions necessary in the judgment of the Stockholder Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement. Accordingly, the Stockholder Representative has unlimited authority and power to act on behalf of each stockholder of Target with respect to this Agreement and the disposition, settlement or other handling of all Indemnification Claims, rights or obligations arising from and taken pursuant to this Agreement. The stockholders of Target will be bound by all actions taken by the Stockholder Representative in connection with this Agreement and Buyer shall be entitled to rely on any action or decision of the Stockholder Representative. The Stockholder Representative will incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and to have been signed by the proper person (and shall have no responsibility to determine the authenticity thereof), nor for any other action or inaction, except its own willful misconduct, bad faith or gross negligence. In all questions arising under this Agreement, the Stockholder Representative may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Stockholder Representative based on such advice, the Stockholder Representative will not be liable to anyone. The Stockholder Representative will not be required to take any action involving any expense unless the payment of such expense is made or provided for in a manner satisfactory to it. At any time during the term of this Agreement, holders of a majority of the Escrow Shares can appoint a new Stockholder Representative by written consent by sending notice and a copy of the written consent appointing such new Stockholder Representative signed by holders of a majority of the Escrow Shares to Buyer and, during the Escrow Period, the Escrow Agent. Such appointment will be effective upon the later of the date indicated in the consent or the date such consent is received by Buyer and, during the Escrow Period, the Escrow Agent.

        Section 9.11 Sole Remedy. This Article IX shall constitute the sole remedy of any member of the Buyer Group against Target or any of its stockholders or option holders arising under this Agreement.

                                    ARTICLE X

                               GENERAL PROVISIONS

        Section 10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial overnight delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a)     if to Buyer, to:

                The Vantive Corporation
                2455 Augustine Drive
                Santa Clara, CA  95054
                Attention:  President and Chief Executive Officer
                Fax:  (408) 982-5711

                with a copy to:

                Gray Cary Ware & Freidenrich, A Professional Corporation 400 Hamilton Ave.
                Palo Alto, CA 94301
                Attention:  Gregory M. Gallo, Esq.
                Fax:  (415) 327-3699

        (b)     if to Target, to

                Innovative Computer Concepts, Inc.
                Three Perimeter Road
                Manchester, NH  03103
                Attention:  President and Chief Executive Officer
                Fax:  (603) 623-6102

                with a copy to:

                Hale and Dorr LLP
                60 State Street
                Boston, MA  02109
                Attention: Jeffrey A. Stein, Esq.
                Fax:  (617) 526-5000

        (c)     If to Stockholder Representative, to:

                Mr. David Jodoin
                Innovative Computer Concepts
                Three Perimeter Road
                Manchester, NH  03103
                Fax:  (603) 623-6102

                with a copy to:

                Hale and Dorr LLP
                60 State Street
                Boston, MA  02109
                Attention: Jeffrey A. Stein, Esq.
                Fax:  (617) 526-5000

        (d)     If to Escrow Agent, to:

                Gray Cary Ware & Freidenrich, A Professional Corporation 400 Hamilton Ave.
                Palo Alto, CA 94301
                Attention:  Gregory M. Gallo, Esq.
                Fax:  (415) 327-3699

        (e)     If to the Stockholders (as defined in Annex 6.11 hereof) to:

                The address of such Holder as set forth in the stock transfer books and other applicable records of Buyer.

        Section 10.2 Interpretation. When a reference is made in this Agreement to a section, such reference shall be to a Section of this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the first date written above. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In determining whether a Material Adverse Effect exists with respect to a party, materiality shall be determined on the basis of the applicable party and all of its subsidiaries, taken together as a whole, and not on the basis of the party or any single Subsidiary alone. Reference to a party's "knowledge" mean actual knowledge after reasonable inquiry of such party's directors, officers, and other management-level employees who could reasonably be expected to have knowledge of such matters. As used in this Agreement, the term "Governmental Entity" means any (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; or (iii) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, official, organization, and any court or other tribunal), and the term "Subsidiary" means, with respect to any party, any corporation, at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

        Section 10.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        Section 10.4 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        Section 10.5 Nonsurvival of Representations, Warranties and Agreements. Except as explicitly set forth in this Agreement, none of the representations, warranties and agreements in this Agreement or in any closing certificate delivered pursuant to this Agreement shall survive the Closing and the Effective Time.

        Section 10.6 Entire Agreement. This Agreement (including the documents and the instruments referred to herein) and that certain Non-Disclosure Agreement dated July 18, 1997 between Target and Buyer constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

        Section 10.7 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law.

        Section 10.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

        Section 10.9 Third Party Beneficiary. Nothing contained in this Agreement is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies or obligations under, or by reason of this Agreement, except that the persons who are stockholders of Target immediately prior to the Effective Time of the Merger (and their successors and assigns) are express intended third party beneficiaries of Articles I and II, Section 6.11, Article IX, and, to the extent relevant to any of the foregoing, Article X and as such are entitled to rely on the provisions hereof as if a party hereto.


                  [Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, each of Buyer, Sub, Target and the Escrow Agent has caused this Agreement to be signed by its respective officer thereunto duly authorized, and each of the Stockholder Representative, Marc Gilman and David Jodoin has signed this Agreement, as of the date first written above.

THE VANTIVE CORPORATION                INNOVATIVE COMPUTER CONCEPTS, INC.



By:________________________________    By:__________________________________

Title:_____________________________    Title:_______________________________




IGLOO ACQUISITION CORPORATION          STOCKHOLDER REPRESENTATIVE




By:________________________________    By:__________________________________

Title:_____________________________    David Jodoin,
                                       as Stockholder Representative



GRAY CARY WARE & FREIDENRICH,
A Professional Corporation, as
Escrow Agent                           _____________________________________
                                       Marc Gilman


By:________________________________    By:__________________________________

Title:_____________________________    _____________________________________
                                       David Jodoin

                 Amendment No. 1 to Agreement and Plan of Merger


        The Agreement and Plan of Merger by and among The Vantive Corporation, Igloo Acquisition Corporation and Innovative Computer Concepts, Inc. dated as of August 13, 1997 (the "Agreement") is hereby amended, as of this ______ day of August, 1997, as follows:

1. The Second and Third Whereas clauses are hereby deleted, and the following shall be substituted in lieu thereof:

         "WHEREAS, the combination of Buyer and Target shall be effected by the terms of this Agreement through a transaction in which Target will merge with and into Buyer and the Target stockholders will become stockholders of Buyer; and

        WHEREAS, for federal income tax purposes, the parties to this Agreement intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code"), and that the merger of Target with and into Buyer shall qualify as a reorganization within the meaning of Section 368(a) of the Code."

2. Section 1.1 is hereby deleted and the following shall be substituted in lieu thereof:

        "Section 1.1 The Merger. Subject to the provisions of this Agreement and in accordance with the Delaware General Corporation Law, Target shall be merged with and into Buyer (the "Merger"). As a result of the Merger, the outstanding shares of capital stock of Target shall be converted or canceled in the manner provided in Article II of this Agreement; the separate corporate existence of Target shall cease; and Buyer shall be the surviving corporation in the Merger (the "Surviving Corporation").

3. Section 1.3(a) is hereby deleted and the following shall be substituted in lieu thereof:

        "(a) At the Effective Time: (i) the separate existence of Target shall cease and Target shall be merged with and into Buyer (Buyer and Target are sometimes referred to herein as the "Constituent Corporations"); (ii) the Certificate of Incorporation of Buyer as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation; and (iii) the Bylaws of Buyer as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation."

4. Section 1.4 is hereby deleted and the following shall be substituted in lieu thereof:

        "Section 1.4 Directors and Officers. The directors and officers of Buyer immediately prior to the Effective Time shall remain as the directors and officers of the Surviving Corporation, and shall hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, in each case until their respective successors are duly elected or appointed."

5. Section 2.1(a) is hereby deleted, and the following shall be substituted in lieu thereof: "[intentionally omitted.]"

6. A new Section 6.17 shall be added to the Agreement, which shall read as follows:

        "Section 6.17 Personal Guarantees. Buyer agrees to use reasonable efforts to cause David Jodoin and Marc Gilman to be removed as the personal guarantors of any obligations of the Surviving Corporation as promptly as practicable following the Effective Time."

7. In all other aspects, the Agreement shall remain in full force and effect.



        [Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, each of Buyer, Sub, Target and the Escrow Agent has caused this Amendment No. 1 to be signed by its respective officer thereunto duly authorized, and each of the Stockholder Representative, Marc Gilman and David Jodoin has signed this Amendment No. 1, as of the date first written above.

                                     INNOVATIVE COMPUTER CONCEPTS, INC.

                                     By:  ____________________________________

                                     Title:  _________________________________



                                     THE VANTIVE CORPORATION

                                     By:  ____________________________________

                                     Title:  _________________________________



                                     IGLOO ACQUISITION CORPORATION

                                     By:  ____________________________________

                                     Title:  _________________________________



                                     GRAY CARE WARE & FREIDENRICH,
                                     A Professional Corporation, as Escrow Agent

                                     By:  ____________________________________

                                     Title:  _________________________________


                                     STOCKHOLDERS REPRESENTATIVE


                                     -------------------------------------------
                                     David Jodoin, as Stockholder Representative


                                     -------------------------------------------
                                     David Jodoin


                                     -------------------------------------------
                                     Marc Gilman